UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B
Las Vegas, Nevada 89146
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, the Board of Directors of the Company appointed Joerg Grasser as the Chief Financial Officer of the Company. Mr. Grasser previously served as the Company’s Chief Accounting Officer. Concurrently with the appointment of Mr. Grasser, Joseph Dowling resigned his position as the Company’s Chief Financial Officer. Mr. Dowling shall continue to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors.

Prior to his appointment, Mr. Grasser, age 44, held the position of Controller at Ballast Point Brewing, a subsidiary of Constellation Brands, Inc. from 2015 to 2018, where Mr. Grasser provided accounting, finance, financial reporting and operational expertise to the company. Prior to his role at Ballast Point, from 2014 to 2015 Mr. Grasser held the position of Senior Director of Accounting for Sequenom, Inc., and from 2010 to 2014, Mr. Grasser was at Peregrine Semiconductor Corporation advancing to Director Financial Planning and Reporting. Mr. Grasser began his career at KPMG LLP providing audit and IT advisory services, advancing to senior audit manager. He has an MBA from the Keller Graduate School of Management, a BA from University of Regensburg and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Grasser and any other person pursuant to which he was selected as an executive officer. There are no family relationships between Mr. Grasser and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer and the Company has not entered into any transactions with Mr. Grasser that are reportable pursuant to Item 404(a) of Regulation S-X.

In connection with the commencement of Mr. Grasser’s employment as the Company’s Chief Accounting Officer, Mr. Grasser and the Company entered into an Employment Agreement, effective as of December 26, 2018 (the “Employment Agreement”). The Employment Agreement was amended on March 15, 2019 in connection with Mr. Grasser’s appointment as the Company’s Chief Executive Officer, and his compensation will consist of the following components:

•	A base salary at an annualized rate of $275,000;

•	Eligibility for annual cash bonus awards in the discretion of the Compensation Committee;

•
In addition to his previous stock option grant of 250,000 option shares, an additional stock option grant of 250,000 option shares, issued under the Company’s Amended and Restated 2013 Equity Incentive Plan, with 33% of the option shares vesting at the end of his first full year of service to the Company and the remaining 67% of the option shares vesting over the following 24 months; and

•	Group health insurance coverage and other employment benefits on the same terms as other employees of the Company.

Item 7.01	Regulation FD Disclosure

On March 21, 2019, the Company announced the appointment of Mr. Grasser as its Chief Financial Officer. A copy of the press release issued by the Company announcing Mr. Grasser’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated March 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2019

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer